UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On April 26, 2018, Paul McNeice, currently Edgewater Technology, Inc.’s Chief Accounting Officer, was appointed by the Company’s board of directors as the Company’s Interim Chief Financial Officer, effective immediately. Mr. McNeice’s current annual salary ($220,000) did not change in connection with his appointment as the Company’s Interim Chief Financial Officer. Mr. McNeice and the Company are parties to a Severance Agreement, dated as of March 15, 2018, the terms of which are described in, and a copy of which was filed as an exhibit to, the Company’s Current Report on Form 8-K filed on March 16, 2018.

Mr. McNeice, age 40, joined Edgewater in 2010 as the Company’s Director of Finance, before becoming its Vice President of Finance in 2013 and its Chief Accounting Officer in 2017. From 2002 to 2010, prior to joining the Company, Mr. McNeice was employed by Deloitte & Touche LLP, where he served as Senior Manager, Attestation Services. Mr. McNeice is a certified public accountant.

Mr. McNeice is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2018

Edgewater Technology, Inc.

By:	/s/ Jeffrey Rutherford

Name:	Jeffrey Rutherford
Title	Interim President and Chief Executive Officer